Exhibit 99.1

PRESS RELEASE

Total System Services, Inc.
One TSYS Way	+1.706.649.2307
P.O. Box 2567	+1.706.649.5740
Columbus, GA 31902-2567	www.tsys.com
NYSE: TSS
For immediate release.
Contacts:
Shawn Roberts
TSYS Investor Relations
+1.706.644.6081
shawnroberts@tsys.com
TSYS REPORTS EARNINGS FOR Q1 2009
UPDATES GUIDANCE FOR 2009
Columbus, Ga., April 28, 2009 — TSYS (NYSE: TSS) today announced the results for the first quarter of 2009. Basic earnings per share (EPS) for the first quarter of 2009 was $0.24 and EPS from continuing operations was $0.26. The adoption of FASB Staff Position EITF 03-6-1(1), which also requires prior periods to be restated, reduced full-year 2008 basic EPS by approximately $0.02. During the quarter, TSYS’ earnings were negatively impacted by currency exchange rates, losses from discontinued operations, costs related to international expansion and a general slowdown in global cardholder transaction volumes.
TSYS’ management has concluded that TSYS Debt Management (TDM), a wholly-owned subsidiary involved in the legal collections management and bankruptcy processing, is no longer core to its business and is not a good strategic fit going forward due to the large amount of reimbursable revenues and low operating margin. TSYS has signed a letter of intent with a potential buyer, and expects the sale of TDM to close in the second quarter. The accompanying financial statements do not include any of TDM’s revenues, expenses, nonoperating income (expense) or income taxes in continuing operations. The results of TDM are reported net of income tax as “discontinued operations” for all periods presented pending its sale, and are deemed immaterial for cash flow purposes.
TSYS’ total revenues, which exclude revenues of $66.8 million from discontinued operations of TDM in 2009 and $41.9 million in 2008, decreased 2.6% in the first quarter to $408.9 million compared to $419.8 million in 2008. These revenues also include the unfavorable impact of $22.6 million of foreign currency exchange rates during the quarter when compared to the same period a year ago. On a non-GAAP basis, total revenues adjusted for these two items would have been $498.3 million, an increase of 7.9% over the $461.7 million in 2008.

TSYS has included a schedule with this release that provides revenues and operating results on a constant currency basis. This non-GAAP measure presents first quarter 2009 financial results using the previous year’s foreign currency exchange rates. On a constant currency basis, TSYS’ International Services segment’s total revenues grew 38% as compared to reported GAAP growth of 6%, and operating income grew 25% versus a GAAP reported decline of 19%.
“We continue to feel the impact of the current economic crisis, as evidenced by our cardholder transaction volumes decreasing 4.3%, and our point-of-sale volume increasing only 1%. This economic driven slowdown in the market, combined with discontinued operations, has led us to adjust our guidance for 2009. We are now expecting declines in revenues of 5% to 3%, and net income of 13% to 11%, as compared to our previous guidance of increases in revenues of 0% to 2%, and declines in net income of 3% to 0%. We are committed to continuing to reduce our costs and improve our operating margin,” said Philip W. Tomlinson, chairman of the board and chief executive officer of TSYS.
“Currency exchange rates continue to mask the terrific revenue growth in our International Services segment which was up 38% over last year on a constant currency basis. As we continue to expand internationally, we have experienced fluctuations in our operating margins in that segment, but we expect them to improve after several conversions are completed later this year. Our balance sheet remains very strong with cash of $271 million, interest costs under 2% of debt and a tremendous amount of leverage and capital to deploy when the right opportunities arise. While economic times are challenging, we continue to enjoy success growing our business in the global marketplace, and look forward to improvement once the business cycle rebounds,” said Tomlinson.
Segments
North America Services
For the first quarter, total segment revenues were $268.8 million, a decrease of 6.3%, compared to $287.0 million for the first quarter of 2008. On a non-GAAP basis, adjusting for TDM, North America’s total revenues would have been $335.6 million, an increase of 2.0% over $328.9 million in 2008.
Key drivers for this segment:
•	Ended the quarter with 303.2 million accounts on file, a decrease of 9.2%, compared to 334.1 million accounts on file for the first quarter of 2008. The decrease is the result of portfolio deconversions from six clients over the past twelve months and inactive account purges by our clients.

•	Processed 1.48 billion transactions, a decrease of 6.8%, compared to 1.59 billion. Transactions for same clients were 1.47 billion, a decrease of 2.8%, compared to 1.51 billion.
•	Organic revenue of processing clients decreased 1.3%.
•	Redemption volumes in our loyalty business increased 23%.
We had the following segment events:
•	Renewed a longstanding relationship with Navy Federal Credit Union to continue offering credit card processing products to members, as a major component of Navy Federal’s consumer and credit card lending operation.
•	Signed an agreement with Unicard Mexico, a wholly-owned subsidiary of Unibanco Brasil, one of the world’s top 20 banks and our first TS2 card issuing client in Mexico.
•	Incurred a one-time expense related to resolution of a client issue at TDM, which resulted in a net loss of $3.3 million in discontinued operations.
International Services
For the first quarter, total segment revenues were $73.8 million, an increase of 5.7%, compared to $69.8 million last year. The increase was unfavorably impacted by $22.6 million as a result of currency translation with the strengthening of the U.S. Dollar against the British Pound.
Key drivers for this segment:
•	Ended the quarter with 37.2 million accounts on file, an increase of 20.4%, compared to 30.9 million accounts on file.
•	Processed 247.9 million transactions, an increase of 14.0%, compared to 217.4 million. Transactions for same clients were 198.6 million, a decrease of 2.5%, compared to 203.8 million.
•	Increased call center revenues by 79% on a constant currency basis.
•	Incurred costs associated with capacity build-up and start-up costs associated with international expansion.
We had the following segment events:
•	Announced that TSYS has signed a multi-year contract with Banco Carrefour S.A., Brazil’s leading hypermarket chain and the No. 1 mass retailer in the food market in terms of sales, to process its hybrid and private label card business. The agreement includes an initial launch of a new MasterCard hybrid card in June 2009 that acts as a private label card when used within the Carrefour store environment, but will act as a general purpose credit card when used outside of Carrefour stores.

•	Began offering merchant payment services to PaySquare in the Benelux region, which is TSYS’ first acquirer-processing client to go live in Europe.

•	Signed two processing agreements with China Postal Savings Bank, China’s fifth largest bank, and Bank of East Asia, Hong Kong’s largest local independent bank and the first foreign bank through China UnionPay Data Services Co., Ltd., TSYS joint venture with China UnionPay.

•	Introduced our market-leading commercial card management tool, CentreSuite in Europe. This product first launched in North America in 2002 and is now employed by more than 140,000 businesses.

•	Appointed Amit Sethi as Managing Director of TSYS India and South Asia responsible for all business development and outsourcing activities in the region.
Merchant Services
For the first quarter, total revenues for the segment were $75.5 million, an increase of 6.4%, compared to $70.9 million.
Key drivers for this segment:
•	The integration of Infonox which was acquired in Q4 2008.

•	Point-of-sale (POS) volume growth was 1% for the quarter.
We had the following segment events:
•	Announced availability of two new all-in-one POS solutions to help small- and mid-sized retailers integrate store operations with the point of purchase. Offered as a complete business-in-a-box, each solution includes quality hardware components and award-winning Microsoft software to help retailers manage every aspect of their business.

•	Agreed to partner with mPay Gateway™ and Nova Libra to provide point-of-sale payment solutions that meet the needs of healthcare providers and their patients, as well as pharmacies and drug stores.

Projected Outlook for 2009
TSYS’ updated guidance for 2009 includes the following:

2009 Updated Guidance
	Range	Percent Change
	($ in millions)	over 2008
Total Revenues	$1,637 to $1,665	(5)% to (3)%
Reimbursable items	$230 to $235	(13)% to (11)%
Revenues before reimbursables	$1,407 to $1,430	(3)% to (2)%
Net income	$217 to $221	(13)% to (11)%
TSYS’ 2009 revised earnings forecast is based on the following assumptions:
1.	The sale of TDM will close in the second quarter. In the original guidance, TSYS included the following related to TDM’s results: Revenues before reimbursables $39.1 million, reimbursable items of $204.3 million; total revenues of $243.4 million; operating income of $2.7 million; and net income of $1.8 million.

2.	There will be no significant movements in LIBOR, and no significant draws on the remaining balance of TSYS’ revolving credit facility.

3.	TSYS will accomplish anticipated levels in employment, technology and other expenses.

4.	There will be no significant movement in foreign currency exchange rates related to TSYS’ business subsequent to March 31, 2009.

5.	TSYS will not incur significant expenses associated with the conversion of new large clients or acquisitions, other than those already identified, or any significant impairment of goodwill or other intangibles.

6.	There will be no deconversions of large clients during the year other than as previously announced.

Non-GAAP Measures
The non-GAAP financial measures of constant currency and revenues including discontinued operations presented by TSYS are utilized by management to better understand and assess TSYS’ operating results and financial performance. TSYS also uses the non-GAAP financial measures to evaluate and assess TSYS’ financial performance against budget, as well as to evaluate financial performance for executive and management compensation purposes.
TSYS believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, TSYS includes non-GAAP financial measures when reporting its financial results to shareholders and investors in order to provide them with an additional tool to evaluate TSYS’ ongoing business operations. TSYS believes that the non-GAAP financial measure is a representative measure of comparative financial performance that reflects the economic substance of TSYS’ current and ongoing business operations.
Although non-GAAP financial measures are often used to measure TSYS’ operating results and assess its financial performance, they are not necessarily comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
TSYS provides reconciliations for each of its non-GAAP financial measures with its most directly comparable GAAP financial measure, whenever it is used. This allows a shareholder and a potential investor to easily assess the impact of any differences between the measure TSYS is presenting and similarly titled captions of other companies.
TSYS believes that its use of non-GAAP financial measures provides investors with the same key financial performance indicators that are utilized by management to assess TSYS’ operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to allow shareholders and potential investors an opportunity to see TSYS as viewed by management, to assess TSYS with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. TSYS believes that the presentation of GAAP financial measures alone would not provide its shareholders and potential investors with the ability to appropriately analyze its ongoing operational results, and therefore expected future results. TSYS therefore believes that inclusion of non-GAAP financial measures provides investors with more information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

Notes
(1) On January 1, 2009, TSYS adopted FASB Staff Position Emerging Issues Task Force No. 03-6-1 (FSP EITF 03-6-1), “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities.” FSP EITF 03-6-1 requires nonvested shares that contain nonforfeitable rights to dividends to be considered participating securities, and therefore should be included in computing EPS using the two-class method. The impact on first quarter 2009 and 2008 EPS (as recast to show retroactive adoption of FSP EITF 03-6-1) does not change basic or diluted EPS.
Conference Call
TSYS will host its quarterly conference call at 5:00 p.m. ET, Tuesday, April 28. The conference call can be accessed via simultaneous Internet broadcast at tsys.com by clicking on the “Conference Call” icon on the homepage. The replay will be archived for 12 months and will be available approximately 30 minutes after the completion of the call.
About TSYS
TSYS (NYSE: TSS) is one of the world’s largest companies for outsourced payment services, offering a broad range of issuer- and acquirer-processing technologies that support consumer-finance, credit, debit, debt management, healthcare, loyalty and prepaid services for financial institutions and retail companies in the Americas, EMEA and Asia-Pacific regions. For more information contact news@tsys.com or log on to www.tsys.com. TSYS routinely posts all important information on its website.
     This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS’ expectation that the sale of TDM will close in the near future, TSYS’ earnings forecast for 2009, TSYS’ expectation that operating margins for the International Services segment will improve after several conversions are completed late in 2009, and the assumptions underlying such statements. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to, : (1) movements in LIBOR are greater than expected and draws on the remaining balance of the credit facility are greater than expected; (2) TSYS incurs expenses associated with the signing of a significant client; (3) adverse developments with respect to foreign currency exchange rates; (4) adverse developments with respect to entering into contracts with new clients and retaining current clients; (5) continued consolidation and turmoil in the financial services industry throughout 2009, including the merger of TSYS clients with entities that are not TSYS processing clients, the sale of portfolios by TSYS clients to entities that are not TSYS processing clients and the seizure by banking regulators of TSYS clients; (6) additional significant one-time spin costs are incurred; (7) TSYS is unable to control expenses and increase market share; (8) TSYS is unable to manage the impact of slowing economic conditions and consumer spending; (9) the material breach of security of any of TSYS’ systems; (10) the impact of acquisitions, including their being more difficult to integrate than anticipated; and (11) the sale of TDM does not close in the second quarter. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.
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